UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1324 20th Avenue SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On June 1, 2026, Centerspace (the “Company”) issued a press release relating to the outcome of the strategic review by its Board of Trustees (the “Board”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The press release will also appear on the Company’s website.
The investor presentation included as Exhibit 99.2 to this Current Report on Form 8-K was made available to investors beginning June 1, 2026. The presentation includes certain pro forma financial information about the Company. A copy of that investor presentation is furnished as Exhibit 99.2 and incorporated herein by reference.
The information set forth in this Item 7.01, including Exhibit 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 8.01 Other Events.
On June 1, 2026, the Company announced that the Board has, following a comprehensive evaluation of strategic alternatives, approved a portfolio optimization and deleveraging plan to enhance portfolio quality, strengthen the balance sheet, preserve embedded shareholder value, and maximize strategic flexibility. The plan includes approximately $240-245 million of targeted asset sales in 2026, comprising twelve communities, including a full exit from the Bismarck and Rapid City markets and one community in Denver. Each of these dispositions is under contract with buyers, and, subject to the satisfaction of certain closing conditions, the Company anticipates closing these sales in the second half of 2026.
The closing of the transactions described above may not occur on our expected timeline, or at all. We cannot assure you that the conditions set forth in any purchase agreement and the related transactions will be satisfied (or waived, if permitted) in a timely manner, or at all, or that an effect, event, development, or change will not transpire that could delay or prevent these transactions from closing.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K, including Exhibit 99.1, are based on the Company’s current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions, or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved, including the risk that one or more of the contemplated transactions may not close on expected timelines or at all. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company’s control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in its subsequent quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. In addition, such risks, uncertainties, and other factors include, but are not limited to, the ability of the Company to complete the proposed dispositions on a timely basis, or at all; risks that the proposed dispositions disrupt current plans and operations; the impacts of the announcement or consummation of the proposed dispositions and outcome of the Board’s strategic review on business relationships; the anticipated costs related to the proposed dispositions; and the ability of the Company to realize the anticipated benefits of the proposed dispositions and the outcome of the Board’s strategic review. The

Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press Release, dated June 1, 2026
99.2	Investor Presentation, dated June 1, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Anne Olson
Anne Olson
Date: June 1, 2026		President and Chief Executive Officer